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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2003

UNITED INDUSTRIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-76055 (Commission File Number)	43-1025604 (I.R.S. Employer Identification No.)
2150 SCHUETZ ROAD ST. LOUIS, MISSOURI 63146 (Address of principal executive offices, with zip code)

(314) 427-0780
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address,
if changed since last report)

Item 5. Other Events.

        On June 30, 2003, United Industries Corporation (the Company) issued a press release announcing it has extended its offer to the holders of $235 million aggregate principal amount of its 9 7/8% Series B Subordinated Notes due 2009 and 9 7/8% Series C Subordinated Notes due 2009 to exchange such notes for a like principal amount of its 9 7/8% Series D Subordinated Notes due 2009. A copy of the press release is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 30, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, United Industries Corporation has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INDUSTRIES CORPORATION, REGISTRANT
Dated: June 30, 2003
	By:	/s/ Daniel J. Johnston
	Name:	Daniel J. Johnston
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Exhibit No.	Description
99.1	Press Release dated June 30, 2003

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SIGNATURES